UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 18, 2024

Blend Labs, Inc.
(Exact name of Registrant, as specified in its charter)

Delaware	001-40599	45-5211045
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
415 Kearny Street
San Francisco, California 94108
(Address of principal executive offices, including zip code)
(650) 550-4810
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value of $0.00001 per share	BLND	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws

On June 18, 2024, Blend Labs, Inc., a Delaware corporation (the “Company”), filed with the Secretary of State of the State of Delaware a Certificate of Amendment to Certificate of Designations (the “Amendment”) and an Amended and Restated Certificate of Designations (the “Certificate of Designations”) of the Series A Convertible Perpetual Preferred Stock, par value $0.00001 per share (the “preferred stock”). The preferred stock is convertible at the option of the holders into the Company’s Class A common stock, par value $0.00001 per share (the “common stock”), at an initial conversion rate of 307.6923 shares of common stock per $1,000 face amount of preferred stock, subject to certain anti-dilution adjustments. In no event will the conversion rate be greater than 404.0729 shares of common stock per $1,000 face amount of preferred stock. The Amendment and Certificate of Designations were filed after the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, to add director election rights for the preferred stock pursuant to the Investment Agreement dated April 29, 2024 between the Company and Haveli Brooks Aggregator, L.P. A copy of the Amendment and the Certificate of Designations are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.
3.1	Certificate of Amendment to Certificate of Designations
3.2	Amended and Restated Certificate of Designations
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blend Labs, Inc.
Date: June 24, 2024
	By:	/s/ Amir Jafari
	Name:	Amir Jafari
	Title:	Head of Finance and Administration (Principal Financial Officer)